                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                              --------------------

                            HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

            Delaware                                     63-0860407
 (State or Other Jurisdiction            (I.R.S. Employer Identification Number)
of Incorporation or Organization)

              Two Perimeter Park South, Birmingham, Alabama 35243
              (Address of Principal Executive Offices) (Zip Code)

               SURGICAL HEALTH CORPORATION 1992 STOCK OPTION PLAN SURGICAL HEALTH CORPORATION 1993 STOCK OPTION PLAN SURGICAL HEALTH CORPORATION 1994 STOCK OPTION PLAN
              HERITAGE SURGICAL CORPORATION 1992 STOCK OPTION PLAN HERITAGE SURGICAL CORPORATION 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)


       RICHARD M. SCRUSHY                                Copies to:
      Chairman of the Board
   and Chief Executive Officer                       WILLIAM W. HORTON
     HEALTHSOUTH Corporation                Group Vice President--Legal Services
 Two Perimeter Park South, Suite 224W             HEALTHSOUTH Corporation
     Birmingham, Alabama 35243              Two Perimeter Park South, Suite 224W
(Name and address of agent for service)          Birmingham, Alabama 35243
         (205) 967-7116                               (205) 967-7116
(Telephone number, including area code,
      of agent for service)

                              --------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
         Title of                                              Proposed Maximum             Proposed Maximum           Amount of
        Securities                 Amount to be                 Offering Price             Aggregate Offering         Registration
     to be Registered             Registered (1)                 per Share (2)                  Price (2)                Fee (2)
- --------------------------------------------------------------------------------
     Common Stock, Par           1,184,702 shares                  $17.13                     $20,293,946              $6,997.92
   Value $.01 Per Share
==================================================================================================================================

(1)  The amount  being   registered   represents   1,184,702   authorized    and
     unissued shares reserved for issuance under the Plans.

(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, these calculations are based upon a price of $17.13 per share, which represents the average of the high and low prices for the shares as reported on the New York Stock Exchange on June 13, 1995.
================================================================================
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                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

                  1.  The   Company's   Registration   Statement   on  Form  S-4
         (Registration No. 33-57987), as amended (relating to the acquisition by the Company of Surgical Health Corporation).

                  2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended.

                  3. The Company's Proxy Statement used in connection with the solicitation of proxies for the 1995 Annual Meeting of Stockholders, held June 6, 1995.

                  4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

                  5. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed on August 26, 1989.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.

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Item 5.  Interests of Named Experts and Counsel.

         The legality of the issuance of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Haskell
Slaughter Young & Johnston, Professional Association, 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203. At June 14, 1995 attorneys with the firm of Haskell Slaughter Young & Johnston, Professional Association, owned beneficially an aggregate of 14,600 shares and held currently-exercisable options to acquire an additional 15,000 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         In June 1986, Delaware enacted legislation which authorized corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care". Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the 1986 statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous complaints, not involving the Company, alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions, and the 1986 statute limits available remedies of stockholders in connection with these transactions as well as in other circumstances. The 1986 statute has no effect on a director's liability for: (a) breach of the director's duty of loyalty; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) a corporation's illegal payment of dividends; and (d) approval of any transaction from which the director derives an improper personal benefit.

         Pursuant to this Delaware statute, the Company has included in its Restated Certificate of Incorporation, which became effective on October 1, 1986, a provision to eliminate the personal liability of its Directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its Directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company believes that these provisions are necessary to attract and retain qualified persons as Directors and officers.

         At present, there is no pending litigation or proceeding involving a Director or officer of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification by any Director or officer.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibits (numbered in accordance with Item 601 of Regulation S-K).


         Exhibit No.                         Exhibit

             4(a) Surgical Health Corporation 1992 Stock Option Plan, filed as Exhibit 10(aa) to Surgical Health Corporation's Registration Statement on Form S-4 (Registration No. 33-70582), is hereby incorporated herein by reference.

             4(b) Surgical Health Corporation 1993 Stock Option Plan, filed as Exhibit 10(bb) to Surgical Health Corporation's Registration Statement on Form S-4 (Registration No. 33-70582), is hereby incorporated herein by reference.

             4(c) Surgical Health Corporation 1994 Stock Option Plan, filed as Exhibit 10(pp) to Surgical Health Corporation's Quarterly Report on Form 10-Q for the Quarter Ended
                      September 30, 1994, is hereby incorporated herein by reference.

             4(d)     Heritage Surgical Corporation 1992 Stock Option Plan.

             4(e)     Heritage Surgical Corporation 1993 Stock Option Plan.

               5      Opinion   of   Haskell   Slaughter   Young   &   Johnston,
                      Professional Association.

             23(a)    Consent of Ernst & Young LLP.

             23(b)    Consent   of   Haskell   Slaughter   Young   &   Johnston,
                      Professional Association is contained within Opinion of Counsel included as Exhibit 5.

              24      Powers of Attorney (See Signature Page).


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 14, 1995.

                                              HEALTHSOUTH Corporation


                                              By      RICHARD M. SCRUSHY
                                              ----------------------------------
                                                      Richard M. Scrushy
                                                     Chairman of the Board
                                                   and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                       Capacity                         Date


 RICHARD M. SCRUSHY            Chairman of the Board              June 14, 1995
 ------------------        and Chief Executive Officer
(Richard M. Scrushy)               and Director


   AARON BEAM, JR.         Executive Vice President and           June 14, 1995
   ---------------     Chief Financial Officer and Director
  (Aaron Beam, Jr.)       (Principal Financial Officer)


  WILLIAM T. OWENS     Senior Vice President and Controller       June 14, 1995
  ----------------         (Principal Accounting Officer)
 (William T. Owens)


 RICHARD F. CELESTE                   Director                    June 14, 1995
 ------------------
(Richard F. Celeste)


 JOHN S. CHAMBERLIN                   Director                    June 14, 1995
 ------------------
(John S. Chamberlin)


  C. SAGE GIVENS                      Director                    June 14, 1995
  --------------
 (C. Sage Givens)


 CHARLES W. NEWHALL III               Director                    June 14, 1995
 ----------------------
(Charles W. Newhall III)

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   GEORGE H. STRONG                   Director                    June 14, 1995
   ----------------
  (George H. Strong)


  PHILLIP C. WATKINS                  Director                    June 14, 1995
  ------------------
 (Phillip C. Watkins)


   JAMES P. BENNETT                   Director                    June 14, 1995
   ----------------
  (James P. Bennett)


    LARRY R. HOUSE                    Director                    June 14, 1995
    --------------
   (Larry R. House)


  ANTHONY J. TANNER                   Director                    June 14, 1995
  -----------------
 (Anthony J. Tanner)


   P. DARYL BROWN                     Director                    June 14, 1995
    --------------
  (P. Daryl Brown)

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